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                                                                  EXHIBIT 23(c)



                              ACCOUNTANTS' CONSENT


         We have issued our report dated January 24, 1996 (except for Note L as to which the date is March 4, 1996) accompanying the financial statements of Fidelity Federal Savings Bank contained in Form S-4 to be filed with the Securities and Exchange Commission on or about June 14, 1996. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "experts".





/s/ Grant Thornton LLP
Cincinnati, Ohio
June 12, 1996